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                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                               PIERRE FOODS, INC.
                       (AMENDED AS OF SEPTEMBER 18, 2002)

                                    ARTICLE I
                                     OFFICES

          SECTION 1.1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located at such place as the Board of Directors may fix from time to time.

          SECTION 1.2. REGISTERED OFFICE. The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

          SECTION 1.3. OTHER OFFICES. The Corporation may have offices at such other places, either within or without the State of North Carolina as the Board of Directors may designate or as the affairs of the Corporation may require from time to time.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

          SECTION 2.1. PLACE OF MEETINGS. All meetings (annual, substitute annual or special) of shareholders shall be held at the executive office of the Corporation in Hickory, North Carolina, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting.

          SECTION 2.2. ANNUAL MEETING. The annual meeting of the shareholders shall be held in May of each year, on any day (except Saturday, Sunday or a legal holiday) in that month as determined by the Board of Directors for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

          SECTION 2.3. SPECIAL MEETINGS/SUBSTITUTE ANNUAL MEETINGS. Special meetings and substitute annual meetings of the shareholders may be called at any time by the Chairman, Vice Chairman or Board of Directors of the Corporation, or may be called by the Secretary pursuant to the written request of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

          SECTION 2.4. NOTICE OF MEETINGS. Written notice stating the date, time, and place of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of any shareholders' meeting, either by personal delivery, or by telegraph, teletype, or electronic communication, or by facsimile transmission or by mail or private carrier, by or at the direction of the Board of Directors, the Chairman, the Vice Chairman, or Secretary calling the meeting, to each shareholder entitled to vote at such meeting; provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as required by law. If mailed, such notice shall be deemed to be

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effective when deposited in the United States mail, correctly addressed to the shareholder at the shareholder's address as it appears on the current record of shareholders of the Corporation, with postage thereon prepaid.

          In the case of a special meeting, the notice of the meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the North Carolina Business Corporation Act.

          When a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this section to persons who are shareholders as of the new record date.

          Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

          SECTION 2.5. SHAREHOLDER'S LIST. After fixing the record date for a meeting, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series or shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the executive office of the Corporation in Hickory, North Carolina, or at a place identified in the meeting notice in the city where the meeting will be held, for a period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, his agent or attorney at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, his agent or attorney, at any time during the meeting or any adjournment thereof.

          SECTION 2.6. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

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          Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. Any shareholder or shareholder's proxy not physically present at a meeting of shareholders shall not be deemed in attendance.

          SECTION 2.7. VOTING OF SHARES. Each outstanding share having voting rights shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

          Except in the election of directors, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Articles of Incorporation or Bylaws of this Corporation. Voting on all matters except the election of directors shall be by voice vote or by a show of hands unless the holders of one-tenth (1/10) of the shares represented at the meeting shall, prior to the voting, on any matter, demand a ballot vote on that particular matter.

          SECTION 2.8. INFORMAL ACTION BY SHAREHOLDER. Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, describing the actions so taken, shall be signed by a majority of the shareholders who would be entitled to take the action at a meeting at which all shareholders entitled to vote were present and voted. The written consents bearing the date of signature and signed by the number of shareholders sufficient to take the action without a meeting, before of after such action, and describing the action taken, shall be delivered to the Corporation for inclusion in the corporate records. A shareholder's consent to action taken without meeting may be in facsimile form. Absent prior approval of the Board of Directors, consent by electronic form and delivered by electronic means will not be permitted.

          Notwithstanding the foregoing, the election of directors at the annual meeting may be taken without a meeting only by all the shareholders entitled to vote on the action.

          A shareholder's written consent to action to be taken without a meeting shall cease to be effective on the sixty-first day after the date of signature appearing on the consent unless prior to the sixty-first day the Corporation has received written consents sufficient under this Section 2.8 to take the action without meeting. Unless otherwise fixed by law, the record date for determining shareholders entitled to take action without meeting is the earliest date of signature appearing on any consent that is to be counted in satisfying the requirements of this Section 2.8.

          If action is taken without a meeting by fewer than all shareholders entitled to vote on the action, the Corporation shall give written notice within 10 days after the action is taken to all shareholders who have not consented to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting with the same record date as the action taken without a meeting. The notice shall describe the action and indicate that the action has been taken without a meeting of shareholders. Failure to comply with the requirements of this subsection shall not invalidate any action taken that otherwise complies with law. No prior or advance notice shall be given of any proposed action to be taken which was duly approved through action taken without meeting.

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          SECTION 2.9. PROXIES. Shares may be voted either in person or by one or more proxies authorized by a written or electronic appointment of proxy signed by the shareholder or by his duly authorized attorney in fact. An appointment of proxy is valid for eleven months from the date of its execution, unless a different period is expressly provided in the appointment form.

                                   ARTICLE III
                               BOARD OF DIRECTORS

          SECTION 3.1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

          SECTION 3.2. NUMBER, TERM AND QUALIFICATIONS. The number of directors shall be not less than three (3) nor more than five (5) as may be fixed or changed from time to time, within the minimum or maximum by the shareholders or Board of Directors. Each director shall continue in office until the annual meeting of shareholders held next after his election and until his successor shall have been elected and qualified, or until his death, or until he shall resign, or shall have become disqualified, or shall have been removed in the manner hereinafter provided. A director need not be a resident of the State of North Carolina.

          SECTION 3.3. ELECTION OF DIRECTORS. Except as provided in Section 3.5 of this Article, the directors shall be elected at the annual meeting of shareholders, and those persons who receive the highest number of votes shall be deemed to have been elected. There shall be no right to elect directors by ballot. There shall be no right to cumulative voting.

          SECTION 3.4. REMOVAL. Any director may be removed at any time with or without cause by a vote of the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove him. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

          SECTION 3.5. VACANCIES. Any vacancy occurring in the Board of Directors, including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group shall act first. If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors.

          SECTION 3.6. PRESIDING OFFICER. There shall be a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors elected by the directors from their number. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board. The Vice Chairman shall preside at all meetings of the Board of Directors in the absence of the Chairman, and perform such other duties as may be directed by

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the Board. In the absence of both the Chairman and the Vice Chairman, the Chief
Financial Officer of the Corporation shall preside at all meetings of the Board of Directors.

          SECTION 3.7. COMPENSATION. The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board.

          SECTION 3.8. COMMITTEES. The Board of Directors, by an affirmative vote of a majority of the members constituting the Board of Directors, may appoint committees which shall have and may exercise such powers as shall be conferred or authorized by resolution by the Board. A majority of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors, by such affirmative vote, shall have power at any time to change the powers and members of any such committees, to fill vacancies and to dispose of any such committee.

                                   ARTICLE IV
                              MEETINGS OF DIRECTORS

          SECTION 4.1. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina for the holding of additional regular meetings.

          SECTION 4.2. SPECIAL MEETINGS. Special meetings of the Board of Directors may only be called by or at the request of the Chairman or Vice Chairman. Such meetings may be held either within or without the State of North Carolina.

          SECTION 4.3. NOTICE OF MEETING. Regular meetings of the Board of Directors may be held without notice.

          The person or persons calling a special meeting of the Board of Directors shall, at least one (1) day before the meeting, give notice thereof by any usual means of communication of the time and place of the meeting. Such notice need not specify the purpose for which the meeting is called.

          Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

          SECTION 4.4. QUORUM. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

          SECTION 4.5. MANNER OF ACTING. Except as otherwise provided in these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Directors may participate in person at regular or special meetings, or by any means of communication by which all directors participating may simultaneously hear each

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other during the meeting. A director participating in a meeting by this latter means is deemed to be present in person at the meeting.

          SECTION 4.6. PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless
(a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at a meeting, or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or
(c) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

          SECTION 4.7. INFORMAL ACTION BY DIRECTORS. Action permitted or required to be taken at a meeting may be taken by all of the directors without a meeting if written consent describing the action taken is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action is taken. A director's consent to action taken without meeting may be in facsimile form. Absent prior approval of the Board of Directors, consent by electronic form and delivered by electronic means will not be permitted.

                                    ARTICLE V
                                    OFFICERS

          SECTION 5.1. ELECTED OFFICERS. The elected officers of the Corporation shall be a Chief Executive Officer, a President, a Chairman of the Board, a Vice Chairman of the Board, a Chief Financial Officer, a Secretary, and a Treasurer and such other officers (including, without limitation, Senior Vice Presidents) as the Board of Directors from time to time may deem proper. The Chairman of the Board and the Vice Chairman shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. Any two or more offices may be held by the same person.

          SECTION 5.2. ELECTION AND TERM. The elected officers of the Corporation shall be elected by the Board of Directors. Such election may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor is elected and qualifies.

          SECTION 5.3. REMOVAL/RESIGNATION. Any officer elected by the Board of Directors may be removed by the Board with or without cause, but such removal without cause shall be without prejudice to the contract rights, if any, of the person so removed. An elected officer may resign at any time by communication of his resignation to the Corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the Corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the

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successor does not take office until the effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer.

          SECTION 5.4. COMPENSATION OF OFFICERS. The compensation of all elected officers of the Corporation shall be fixed by the Board of Directors. The election of an officer does not of itself create contract rights.

          SECTION 5.5. CHIEF EXECUTIVE OFFICER. Subject to and within such authority granted by the Board of Directors, the Chief Executive Officer shall be responsible for the general supervision and management of the affairs of the Corporation and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required by the Board of Directors. The Chief Executive Officer shall be the principal executive officer of the Corporation. The Chief Executive Officer shall make reports to the Board of Directors and the shareholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

          The Chief Executive Officer may affix, or authorize another elected officer to affix, the signature of this Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer should be executed on behalf of this Corporation; and, subject to the direction of the Board of Directors, shall have general charge of the property of this Corporation and of the supervision and control all offices, agents and employees of this Corporation.

          SECTION 5.6. PRESIDENT. Subject to and within such authority granted by the Board of Directors, the President shall be the chief operating officer of the Corporation and as such shall have responsibility for the active management and normal supervision over the operation of the business of the Corporation. The President shall perform all duties incidental to the office of President and such other duties as may be prescribed by the Chief Executive Officer and the Board of Directors from time to time.

          SECTION 5.7. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial and accounting officer of the Corporation; shall keep full and accurate accounts of all assets, liabilities, commitments, revenues, costs and expenses, and other financial transactions of the Corporation in books belonging to the Corporation, and conform them to sound accounting principles with adequate internal controls; shall cause regular audits of these books and records to be made; shall see that all expenditures are made in accordance with procedures duly established, from time to time, by the Corporation; shall render financial statements upon the request of the Chief Executive Officer and Board of Directors; and, in general, shall perform all the duties ordinarily connected with the office of Chief Financial Officer and such other duties as may be assigned to him by the Chief Executive Officer or the Board of Directors.

          SECTION 5.8 CHAIRMAN. The Chairman is authorized to call meetings of the shareholders and meetings of the Board of Directors in the manner prescribed by law or by these Bylaws. The Chairman shall preside at all meetings of the Board of Directors and at all meetings of

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shareholders. The Chairman shall perform such duties and special projects as may be requested from time to time by the Board of Directors.

          SECTION 5.9. VICE CHAIRMAN. The Vice Chairman, in the absence of the Chairman or in the event of his death, inability or refusal to act, shall perform the duties of the Chairman, and when so acting shall assume the powers of and be subject to all the restrictions of the Chairman.

          SECTION 5.10 SENIOR VICE PRESIDENTS. The Senior Vice Presidents shall have such powers and duties as may be prescribed for them, respectively, by the Board of Directors or the Chief Executive Officer. Each of such officers shall report to the Chief Executive Officer or such other officer as the Board shall direct.

          SECTION 5.11. SECRETARY. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, shall keep a true and faithful record thereof in proper books and shall have the custody and care of the corporate seal, records, minute books and stock books of the Corporation and of such other books and papers as in the practical business operations of the Corporation shall naturally belong in the office or custody of the Secretary or as shall be placed in the Secretary's custody by order of the Board of Directors. The Secretary shall keep a suitable record of the addresses of shareholders and shall, except as may be otherwise required by statute or these Bylaws, sign and issue all notices required for meetings of shareholders or of the Board of Directors. The Secretary shall sign all papers to which the Secretary's signature may be necessary or appropriate, shall affix and attest the seal of the Corporation to all instruments requiring the seal, shall have the authority to certify the Bylaws, resolutions of the shareholders and Board of Directors and other documents of the Corporation as true and correct copies thereof and shall have such other powers and duties as are commonly incidental to the office of Secretary and as may be prescribed by the Board of Directors or the Chief Executive Officer.

          SECTION 5.12. TREASURER. The Treasurer shall have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation; cause the monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with resolutions adopted by the Board of Directors; cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed; render to the proper officers and to the Board of Directors, a statement of the financial condition of the Corporation and of all his transactions as Treasurer; cause to be kept at the principal executive offices of the Corporation correct books of account of all its business and transactions; and, in general, perform all duties incident to the office of Treasurer and such other duties as are required by these Bylaws or as may be assigned to him by the Chief Executive Officer or the Board of Directors.

          SECTION 5.13. APPOINTED SUBORDINATE OFFICERS. In accordance with and subject to such authorization, general or specific, granted by the Board of Directors, the Chief Executive Officer shall have the power to appoint additional persons to hold positions and titles such as assistant secretary, assistant treasurer, assistant accounting officer, or vice president of the Corporation or of a division or department of the Corporation, or similar such titles, as the business of the

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Corporation may require. The Board of Directors shall be advised of any such appointment at a meeting of the Board, and the appointment shall be noted in the minutes of the meeting. The minutes shall clearly state that such persons are noncorporate officers appointed pursuant to this Section 5.13 of these Bylaws.

          Each such appointee shall have such title, shall serve in such capacity and shall have such authority and perform such duties as the President, within his granted authority, shall determine.

          However, any such appointee, absent specific election by the Board as an elected corporate officer, (i) shall not be considered an officer elected by the Board of Directors pursuant to these Bylaws and shall not have the executive powers (including making of company policy) or authority of corporate officers elected pursuant to this Article, (ii) shall not be considered (a) an "officer" of the Corporation for the purposes of Rule 3b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act") or an "executive officer" of the Corporation for the purposes of Rule 3b-7 promulgated under the Act, and similarly shall not be considered an "officer" of the Corporation for the purposes of Section 16 of the Act (as such persons shall not be given the access to inside information of the Corporation enjoyed by officers of the Corporation) or an "executive officer" of the Corporation for the purposes of Section 14 of the Act or (b) an "officer" for the purposes of the North Carolina Business Corporation Act, except in any such case as otherwise required by law, and (iii) shall be empowered to represent himself to third parties as an appointed subordinate officer only, and shall be empowered to execute documents, bind the Corporation or otherwise act on behalf of the Corporation only as authorized by the President of the Corporation or by resolution of the Board of Directors.

          SECTION 5.14. BONDS. The Board of Directors may by resolution or the Chief Executive Officer in his discretion require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

          SECTION 6.1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          SECTION 6.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          SECTION 6.3. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent

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or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          SECTION 6.4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may direct.

                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

          SECTION 7.1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be issued to every shareholder for the fully paid shares owned by him. Certificates for shares shall be of such form and style, printed or otherwise, as the Board of Directors may designate, and each certificate shall state all of the following facts:

                     (1) The certificate number;
                     (2) The date of issuance;
                     (3) The name of the record holder of the shares represented thereby;
                     (4) The number of shares represented thereby;
                     (5) The par value, if any, of the shares represented
                         thereby.

          They shall be consecutively numbered or otherwise identified; and the name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

          SECTION 7.2. SIGNING CERTIFICATES -FACSIMILE SIGNATURES. All such certificates shall be signed by the Chairman, or in his absence the Vice Chairman, and the Secretary or be authenticated by facsimiles of the signatures of the Chairman and Secretary or by a facsimile of the signature of the Chairman, and the written signature of the Secretary. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation, or otherwise to be an officer of the Corporation before such certificate is issued by the Corporation, such certificate shall be valid.

          SECTION 7.3. SHARE TRANSFER RECORDS. The Corporation shall maintain share transfer records, containing the name and address of each shareholder of record and the number and class or series of shares held by such shareholder. Transfer of shares shall be made only on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

          SECTION 7.4. FIXING RECORD DATE. The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action. Such record date may not be more than seventy (70) days before the meeting or action

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requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

          If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

          The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

          SECTION 7.5. CANCELLATION AND EXCHANGE OF CERTIFICATES. When the Articles of Incorporation are amended in any way affecting the statement contained in the certificates for outstanding shares, or, it becomes desirable for any reason to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificates so ordered to be surrendered is not entitled to vote or to receive dividends or to exercise any of the other rights of shareholders of record until he has complied with the order, but such order shall operate to suspend such rights only after notice and until compliance.

          SECTION 7.6. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate heretofore issued by the Corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to have been lost or destroyed. When authorizing such issue of a new certificate, the Secretary or Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the Corporation a bond in such sum and with such surety or other security as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the Board of Directors the circumstances justify omission of a bond.

          SECTION 7.7. HOLDER OF RECORD. Except as otherwise required by law, the Corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers, and privileges of ownership of such shares.

                                  ARTICLE VIII
                                 INDEMNIFICATION

          Any person who at any time serves or has served as a director or elected officer of the Corporation, or who, while serving as a director or elected officer of the Corporation, serves or

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has served, at the request of the Corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding (and any appeal therein ), whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit, or proceeding.

          To the fullest extent permitted by law, the Company agrees to pay the indemnitee's expenses, including attorney's fees and expenses, incurred in defending any such action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding.

          In addition, the indemnitee shall be entitled to recover and be awarded all costs and expenses (including attorney's fees) incurred by him in the exercise of his rights of indemnification hereunder, including such costs and expenses incurred in an action against the Corporation for the benefits of this provision in which he is the prevailing party.

          The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by law, including, without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board shall give notice to, and obtain approval by, the shareholders of the Corporation for any decision to indemnify.

          Any person who at any time after the adoption of this Bylaw serves or has served in the aforesaid capacity for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw.

                                   ARTICLE IX
                               GENERAL PROVISIONS

          SECTION 9.1. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its Articles of Incorporation.

          SECTION 9.2. SEAL. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation, and the year of incorporation, and in the

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center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

          SECTION 9.3. WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the Articles of Incorporation or Bylaws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be equivalent to the giving of such notice.

          SECTION 9.4. FISCAL YEAR. Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall be fixed by the Board of Directors.

          SECTION 9.5. AMENDMENTS. Except as otherwise provided by law or the Articles of Incorporation, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

          No Bylaw adopted, amended or repealed by the Shareholders shall be readopted, amended or repealed by the Board of Directors, unless the Articles of Incorporation or a Bylaw adopted by the Shareholders authorizes the Board of Directors to adopt, amend or repeal that particular Bylaw or the Bylaws generally.

          SECTION 9.6. SHAREHOLDERS PROTECTION ACT OPT-OUT. As of May 22, 1987, the provisions of the North Carolina Shareholders Protection Act shall not be applicable to this Corporation.

          SECTION 9.7. CONTROL SHARE ACQUISITION ACT OPT-OUT. As of November 9, 1987, and again as of September 26, 1990, the provisions of the North Carolina Control Share Acquisition Act shall not be applicable to the Corporation.

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